Exhibit 99.1

SMARTFINANCIAL APPROVES

REGULAR QUARTERLY CASH DIVIDEND

KNOXVILLE, Tenn., November 3, 2025 – SmartFinancial, Inc. (“SmartFinancial”) (NYSE: SMBK), the parent company for SmartBank, announced that on October 31, 2025, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.08 per share of SmartFinancial common stock payable on December 2, 2025, to shareholders of record as of the close of business on November 17, 2025.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly-traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with branches across Tennessee, Alabama, and Florida. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	VP and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604